Fund Name:         Franklin Tax-Advantaged High Yield Securities Fund
Period Ending:                                            12/31/94     12/31/94

                                                           MAX OFF          NAV
                  1 Yr T.Return:                            -6.58%       -2.41%
                  5 Yr T.Return:                            61.27%       68.47%
                 10 Yr T.Return:                                NA           NA
                 From Inception:                            85.09%       93.24%
                 Inception Date:                          05/04/87     05/04/87


SEC STANDARD TOTAL RETURN


Franklin Tax-Advantaged High Yield Securities               AS OF:     12/31/94

                                                         MAX OFFER          NAV

ONE YEAR                                                    -6.58%       -2.41%

P=                                                         1000.00      1000.00
T=                                                         -0.0658      -0.0241
n=                                                               1            1
ERV=                                                        934.20       975.90

FIVE YEAR                                                   10.03%       11.00%

P=                                                         1000.00      1000.00
T=                                                          0.1003       0.1100
n=                                                               5            5
ERV=                                                       1612.71      1685.06

TEN YEAR                                                     0.00%        0.00%

P=                                                         1000.00      1000.00
T=                                                          0.0000       0.0000
n=                                                              10           10
ERV=                                                       1000.00      1000.00

FROM INCEPTION                               05/04/87        8.36%        8.97%

P=                                                         1000.00      1000.00
T=                                                          0.0836       0.0897
n=                                                          7.6685       7.6685
ERV=                                                       1850.94      1932.36

AGGREGATE TOTAL RETURN


1 YEAR                                                      -6.58%       -2.41%
5 YEAR                                                      61.27%       68.47%
10 YEAR                                                         NA           NA
FROM INCEPTION                                              85.09%       93.24%

30-DAY SEC YIELD                                                         10.15%
30-DAY SEC YIELD W/O WAIVER                                                  NA
FISCAL YEAR-END DISTRIBUTION                                              9.52%
RATE (ON MAX OFFERING)
FISCAL YEAR-END DISTRIBUTION                                              9.93%
RATE (ON NAV)


    FUND #156
    FTA - High Yield Securities Fund
    For the year ended 12/31/94

    SEC - YIELD CALCULATION



    a = interest/dividends earned                     751,960

    b = expenses accrued                               58,736

    c = avg # of shares o/s                        10,026,685

    d = maximum offering price                          8.344


    CALIFORNIA TAX FREE INCOME FUND




    15-Feb-95




                                a - b                            6
        SEC Yield= 2[(---------------------------------- + 1)      -1]
                                 cd


                                 751,960  -       58,736          6
                 = 2[(----------------------------------- + 1)      -1]
                              10,026,685  *        8.344


                                 693,224                6
                 = 2[(------------------------- + 1)      -1]
                              83,662,660


                                            6
                 = 2[(  1.00828594265330   ) -1]


                  = 2(  1.05075695727946  - 1)


                  =         0.1015139146


                  =                10.15%